PACS GROUP, INC. APPOINTS DR. PATRICK CONWAY, MD, MSc TO BOARD OF DIRECTORS
Former CMS Deputy Administrator, Chief Medical Officer, and Current CEO of Optum Brings Unparalleled Clinical, Regulatory, and Healthcare Leadership to PACS Board
SALT LAKE CITY, Utah — March 5, 2026 — PACS Group, Inc. (NYSE: PACS), one of the nation’s largest and fastest-growing post-acute healthcare platforms, today announced the appointment of Patrick H. Conway, MD, MSc, to its Board of Directors. Dr. Conway’s addition to the PACS Board represents a landmark appointment for the post-acute and skilled nursing industry — bringing to the boardroom a rare combination of hands-on clinical experience, transformative federal regulatory leadership, large-scale health system executive experience, and deep expertise in quality, value-based care, and healthcare innovation.
“We are truly honored to welcome Dr. Patrick Conway to the PACS Board of Directors,” said Jason Murray, Chairman and CEO of PACS Group. “Dr. Conway’s career is extraordinary by any measure. He has served at the very highest levels of American healthcare — as a practicing physician, as the nation’s chief architect of Medicare and Medicaid payment reform, as the CEO of one of the most prominent health insurers in the country, and now as the leader of Optum, which connects care across settings to make it more coordinated, affordable and easier for patients to navigate. The depth and breadth of knowledge and perspective he brings to our Board is unlike anything the post-acute and skilled nursing sector has seen. For PACS, this is transformative.”
A Career at the Forefront of American Healthcare
Dr. Conway is one of the most accomplished and widely respected physician-executives in the United States. Currently serving as CEO of Optum, the health services division of UnitedHealth Group with revenues exceeding $200 billion, Dr. Conway leads an enterprise spanning pharmacy care services, health management, care delivery, and analytics serving tens of millions of Americans. His path to this role reflects a career defined by an unwavering commitment to improving healthcare quality, expanding access, and driving innovation at scale.
From 2011 to 2017, Dr. Conway served as Deputy Administrator for Innovation and Quality at the U.S. Centers for Medicare and Medicaid Services (CMS), where he simultaneously held the roles of Director of the Center for Medicare and Medicaid Innovation (CMMI) and Chief Medical Officer of CMS. He also served as Principal Deputy Administrator and Acting Administrator of CMS — the most senior non-political leadership role in the agency. Operating across both Republican and Democratic administrations, Dr. Conway was the driving force behind one of the most consequential transformations in modern healthcare payment policy, shepherding the national movement from fee-for-service reimbursement toward value-based care. Under his leadership, Medicare payments in alternative payment models grew from virtually zero to more than 30 percent of all Medicare payments. He helped create Accountable Care Organizations (ACOs), the Medicare Shared Savings Program, bundled payment initiatives, and numerous other delivery system reforms that continue to shape how care is paid for and delivered across America today.
Prior to his time at CMS, Dr. Conway served at Cincinnati Children’s Hospital Medical Center, where he oversaw clinical operations and quality improvement, and held the position of Director of Hospital Medicine and Associate Professor. Earlier in his career, he served as a management consultant at

McKinsey & Company, advising senior healthcare leaders on strategy. He was a Robert Wood Johnson Clinical Scholar and a White House Fellow in 2007–2008, assigned to the Office of the Secretary at the Department of Health and Human Services and to the Director of the Agency for Healthcare Research and Quality. He also served as Executive Director of the Federal Coordinating Council on Comparative Effectiveness Research, coordinating more than $1.1 billion in research investment under the Recovery Act.
From 2017 to 2019, Dr. Conway served as President and CEO of Blue Cross and Blue Shield of North Carolina, where he led the organization to national recognition for value-based payment innovation and investments in improving health outcomes for the citizens of North Carolina. He joined Optum and UnitedHealth Group in 2020 as CEO of Care Solutions, overseeing a portfolio of care continuum businesses with more than $30 billion in annual revenue serving over 50 million people across acute and post-acute care, home-based care, behavioral health, specialty care, and government health services. He was named CEO of Optum Rx before being elevated to CEO of Optum in May 2025.
Recognition, Scholarship, and Ongoing Practice
Dr. Conway was elected to the National Academy of Medicine in 2014 — one of the nation’s highest honors in the health and medical sciences, recognizing individuals who have demonstrated outstanding professional achievement and commitment to service. He has received the President’s Senior Executive Distinguished Service Award, the highest award given to members of the Senior Executive Service in the federal government, as well as the HHS Secretary’s Distinguished Service Award. He remains a practicing pediatric hospitalist, maintaining direct clinical engagement with patients throughout his executive career — a distinction that sets him apart from most executive-level healthcare leaders.
Dr. Conway earned his M.D. with High Honors from Baylor College of Medicine and completed his residency training at Boston Children’s Hospital at Harvard Medical School. He holds a Master of Science in Clinical Epidemiology from the University of Pennsylvania and graduated summa cum laude from Texas A&M University. He previously served on the boards of Aledade, the Duke-Margolis Center for Health Policy, and Sound Physicians, and currently serves on the Help at Home board of directors.
A Unique and Defining Addition to the Post-Acute Sector
We believe Dr. Conway’s appointment to the PACS Board is without precedent in the post-acute and skilled nursing industry. Few individuals in American healthcare can claim such a complete vantage point across the entire care continuum — from bedside clinical care to hospital operations, from the architecture of federal payment policy to the executive leadership of the nation’s largest health services organization. As the industry navigates increasing clinical complexity, shifting reimbursement models, and growing regulatory scrutiny, we believe Dr. Conway’s perspective is uniquely positioned to help PACS chart its strategic course.
As the architect of CMS’s quality measurement and value-based payment infrastructure, Dr. Conway brings firsthand insight into the regulatory framework that governs post-acute care reimbursement, quality reporting, and CMS star ratings — all of which are central to PACS’s operational model and growth strategy. His experience designing the very payment models and quality metrics that shape skilled nursing reimbursement gives PACS a rare advantage in understanding and navigating the evolving policy landscape.
“Dr. Conway didn’t just study the healthcare system — he helped shape it,” added Murray. “The payment models he built at CMS, the quality frameworks he championed, and the scale at which he has led health services organizations are directly relevant to everything we do at PACS. As we continue to grow, innovate, and set the standard for post-acute care in this country, having a physician of his caliber and a healthcare leader of his stature guiding our Board will be an extraordinary asset — for our company, our patients, our employees, and our shareholders.”
PACS currently operates more than 320 post-acute care facilities across 17 states, serving more than 31,700 patients daily. With 73.4% of its skilled nursing portfolio rated 4 or 5 stars on the CMS Quality Measure Star rating and occupancy rates nearly 17 percentage points above the industry average in mature facilities, PACS has established itself as one of the leading clinical and operational platforms in the skilled nursing sector. The company reported full-year 2025 revenue of $5.29 billion, representing 29.3% growth year-over-year.
“Post-acute care is one of the most important and underappreciated parts of the American healthcare system,” said Dr. Conway. “As acuity continues to shift from acute to post-acute settings, and as our population ages, the role skilled nursing providers play in delivering high-quality, cost-effective care has never been more critical. PACS’s commitment to clinical excellence, quality outcomes, and transformative leadership in this space aligns with everything I have dedicated my career to. I look forward to working with Jason and the entire PACS Board and leadership team to help advance the organization’s mission and impact.”

About PACS Group, Inc.
PACS Group, Inc. (NYSE: PACS) is one of the largest post-acute healthcare platforms in the United States. Founded in 2013 and headquartered in Salt Lake City, Utah, PACS and its independent operating subsidiaries invest in and support post-acute care facilities, professionals, and ancillary services. The company’s independent subsidiaries operate more than 320 post-acute care and senior living facilities across 17 states, serving more than 31,700 patients daily. PACS’s mission is to revolutionize the delivery, leadership, and quality of post-acute care nationally. For more information, visit www.pacs.com or ir.pacs.com.
About Patrick H. Conway, MD, MSc
Patrick H. Conway, MD, MSc, is the Chief Executive Officer of Optum, the health services business of UnitedHealth Group. He previously served as CEO of Care Solutions at Optum, as President and CEO of Blue Cross and Blue Shield of North Carolina, and as Deputy Administrator for Innovation and Quality at the Centers for Medicare and Medicaid Services, where he also served as the agency’s Chief Medical Officer, Director of the Center for Medicare and Medicaid Innovation (CMMI), and Acting Administrator. Dr. Conway is a practicing pediatric hospitalist, a member of the National Academy of Medicine, and a recipient of the President’s Senior Executive Distinguished Service Award. He holds an M.D. with High Honors from Baylor College of Medicine, a Master of Science in Clinical Epidemiology from the University of Pennsylvania, and a bachelor’s degree from Texas A&M University.
Media: Brooks Stevenson
VP Corporate Communication
90 S. 400 W. Suite 700
Salt Lake City, UT 84101
T: 385-988-3596
brooks.stevenson@pacs.com
https://www.pacs.com
https://ir.pacs.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. PACS Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements.

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